NAREIT REITworld Virtual Investor Conference November 17 - 19, 2020

Forward-Looking Statement This slide presentation contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our statements regarding (1) strategic initiatives with respect to our assets, operations and capital and (2) the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by forward- looking statements in this slide presentation. Many of these factors are beyond our ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this slide presentation include the factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable, however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information or future developments or otherwise. Certain of the financial measures appearing in this slide presentation are or may be considered to be non-GAAP financial measures. Management believes that these non-GAAP financial measures provide additional appropriate measures of our operating results. While we believe these non-GAAP financial measures are useful in evaluating our company, the information should be considered supplemental in nature and not a substitute for the information prepared in accordance with GAAP. We have provided for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation in the appendix to this presentation as well as in our most recent quarter supplemental report and earnings release, the latter two of which are available on our website at www.dukerealty.com. Our most recent quarter supplemental report also includes the information necessary to recalculate certain operational ratios and ratios of financial position. The calculation of these non-GAAP measures may differ from the methodology used by other REITs, and therefore, may not be comparable. LEED® – an acronym for “Leadership in Energy and Environmental Design “ – is a registered trademark of the U.S. Green Building Council”. 2

Contents Who We Are | U.S. Logistics Strategy 4 Recession Resilient Portfolio | Relative Value 6 Supply and Demand Fundamentals 12 Key Net Operating Income Drivers 17 Logistics Asset Strategy 20 Development Strategy 27 Liquidity and Capital Strategy 30 Corporate Responsibility 36 Why Duke Realty & Guidance 40 Appendix: Infill Development Case Studies 43 TABLE OF CONTENTS 3

The Leading Domestic-Only Logistics REIT

Founded 1972, IPO 1993; Enterprise value ~$17.3B.

ESG focused culture; Top tier governance; LEED certification investment goals

Logistics real estate investment strategy across 20 major U.S. markets; Targeting 70% Tier 1 markets[1] geography by 2021

Component of S&P 500 Index

Strategy expected to generate mid-to-high single digit cash flow and dividend growth[2]; Baa1/BBB+ credit ratings. Ample liquidity

526 modern facilities across all size ranges; 159 million square feet



ePort, Perth Amboy, New Jersey
Turnpike Exit 10 Submarket
(3 buildings totaling 1.3 million SF)

Note: Total facility count includes both in-service and under development.
(1) Tier 1 markets defined as Southern California, New Jersey, Chicago, Dallas, Atlanta, Northern California, Seattle, South Florida and Pennsylvania.
(2) Cash flow and dividend growth expectations are based on a medium-to-strong economic (GDP) environment and with continued secular demand drivers in logistics real estate.

DukeREALTY
WHO WE ARE
4

Duke Realty is the Only REIT that “Checks All the Boxes” to be the Leading Pure-Play Domestic-Only Logistics REIT S&P 500 (Large Cap Firm)  U.S. Industrial Only / Efficient Business Model  Modern, High-Quality Logistics Facilities  Majority Tier 1 Market Concentration  Strong Development Capability  Strong Recent AFFO Growth & Positioned for Future Growth  High BBB+ Rated Balance Sheet with Ample Liquidity  ESG Embedded in Corporate Culture  STRATEGIC OVERVIEW 5

RECESSION RESILIENCY / STRONG RELATIVE PORTFOLIO PERFORMANCE Legacy Commerce Center (Brownfield development), Linden, NJ

Ample Liquidity to Fund Expected Commitments

in thousands

LIQUIDITY	ESTIMATED REMAINING
Cash at 9/30	$ 7,000
Estimated AFFO Remaining for year	121,000
Dividends Remaining to be Paid	(97,000)
Estimated Funds Available for Reinvestment[1]	$ 24,000
Adjusted Cash	$ 31,000
Credit Facility Availability[2]	1,146,000
ADJ USTED TOTAL LIQUIDITY	$ 1,177,000

NEAR TERM INVESTMENT ACTIVITY	
Existing Development Pipeline Costs to Complete	(312,000)
Future Development Spend less Land[3]	(209,000)
Acquisitions[4]	(163,000)
Dispositions[4]	254,000
TOTAL USES	$ (430,000)
REMAINING FUNDING CAPACITY	$747,000

in thousands

NEAR TERM DEBT MATURITIES



$1,000
$13,000
$88,000
2020
2021
2022

CURRENT LIQUIDITY



1%
$1.2B Liquidity
99%
Credit Facility
Cash

% OF UNENCUMBERED ASSETS



2%
$9.7B Unencum-bered
98%
Unencumbered
Encumbered

Notes: This analysis represents our estimate of our liquidity and is based on the assumptions listed in the notes on this page. Funds available for reinvestment may differ from actual cash flows due to timing of receivables.
1) Funds Available for Reinvestment represents the midpoint of AFFO guidance, less dividends at current rate for 2020; 2) Availability represents our $1.2B Credit Facility less outstanding borrowings and letters of credit. The Credit Facility including extension options at our control, matures in January 2023, and contains an $800 million accordion option to increase the capacity to $2 billion in which lenders may choose to participate; 3) Estimated total spend related to potential 2020 starts after 9/30 and excludes costs related to land in inventory or acquired; 4) Based on the guidance midpoint less any closed transactions.

DukeREALTY
2020 RESILIENCY
7

Diversified Customer Relationships by Company & Industry TOP 15 TENANTS TENANT INDUSTRIES Length of Relationship % of Total ANLV (yrs) Amazon.com 10.0% 13 Transportation 21% (2) UPS of America 2.5% 22 E-commerce 19% Wayfair Inc. 2.2% 4 Manuf. Products 18% Home Depot 1.8% 22 Wholesale Goods 9% NFI Industries 1.2% 14 Food Products 6% Floor & Décor 1.2% 15 Consumer Services 5% Target 1.0% 22 Retail (3) 5% (1) Deckers 1.0% 6 Textiles 3% HD Supply Inc. 1.0% 17 Lumber & Building 3% Walmart 0.8% 27 Technology 2% Samsung 0.8% 9 Chemical Products 2% Sonepar USA 0.8% 1 Publishing 2% Clorox 0.7% 16 Armada 0.7% 20 Health Services 2% XPO Logistics 0.6% 22 Other(4) 3% Note: Includes in-service portfolio only as of September 30, 2020; ANLV = Annualized Net Lease Value. (1) Home Depot ANLV does not include two projects under construction. When completed, Home Depot will become our second largest tenant. (2) E-commerce tenants include tenants that complete the majority of their sales using the internet or they are using the majority of their leased space for fulfilling online sales. (3) Top Retail tenants by ANLV include: Target, Walmart, The Container Store, Electrolux, Starbucks, Genuine Parts Company, and Best Buy; in aggregate which represents 64% of total retail exposure. (4) Other includes gov’t agencies, construction, financial services, utilities, mining and agriculture. 2020 RESILIENCY 8

Rent Collections and Deferrals

COLLECTIONS: Pace of rent collections has increased each month since the beginning of the Pandemic.

COLLECTIONS of ORIGINALLY SCHEDULED RENT (through November 12, 2020)	% of Original Contractual Rent Collected[1]	+	% of Original Contractual Rent Deferred	+	Application of Credit Enhancements[2]	=	Original Contractual Rents Collected or Deferred
First Quarter 2020	99.9%		0.0%		0.0%		99.9%
Second Quarter 2020	96.7%		3.2%		0.0%		99.9%
Third Quarter 2020	98.7%		1.1%		0.1%		99.9%
October 2020	99.6%		0.0%		0.3%		99.9%
November 2020 (through November 12, 2020)	99.5%		0.0%		0.2%		99.7%

(1) Cash receipts of original contractual rent receivables through November 12, 2020. (2) Application of tenant security deposits or drawing upon letters of credit to satisfy unpaid rent collections.

DEFERRED RENTS : Deferred rents total less than 1% of annualized gross billings. Strong collections of deferred amounts under revised billing schedules.

COLLECTIONS of DEFERRAL BILLINGS (through November 12, 2020)	Billings of Previously Deferred Rents (In $000's)	% of Billings of Previously Deferred Rents Collected
Second Quarter 2020	$47	100.0%
Third Quarter 2020	$1,745	100.0%
October 2020	$967	99.1%
November 2020 (through November 12, 2020)	$1,143	98.5%

- DEFERRALS STRUCTURE: For most deferrals, tenants pay partial rent and operating expenses during deferral period. Majority of deferrals require an interest charge and repayment by the end of 2020.

DukeREALTY
2020 RESILIENCY
9

2020 YTD Metrics and Development Pre-leasing Support Outperformance Through Cycles | Strong 3-Year Metrics Durable and High Performing Core Development Growth/Risk Portfolio Metrics & non-Same Property Upside Best in Class YTD SPNOI Growth YTD Rent Growth Development Pipeline as % of Assets / (Pre-leasing %) 5.5% 5.2% 32% 30% 31% 3.6% 3.6% 3.2% 26% 23% DRE 9% (65%) PLD 4% (43%) DRE PLD FR EGP REXR FR 2% (34%) DRE PLD FR EGP REXR EGP 2% (9%) Non-Same Property 3-Year SPNOI Growth 3-Year Rent Growth (11 qtr avg Q1 2018 – Q3 2020) (11 qtr avg Q1 2018 – Q3 2020) Pool Size % (2Y Avg 3Q16 – 2Q18*) 6.5% 32% 4.9% 28% 4.7% 4.6% 4.5% 26% 26% DRE 15% 18% PLD 12% FR 7% DRE PLD FR EGP REXR DRE PLD FR EGP REXR EGP 6% Source: Company reporting and DRE. “SPNOI” is “same-property NOI”, a non GAAP metric. REXR YTD SPNOI excludes deferred rent. Non-same property (“NSP”) pool on SF basis. *2016- 2018 time period for NSP property pool analysis selected due to large M&A transactions impacting PLD’s pool size % starting Q3 2018. REXR no disclosure of NSP pool. WHY DUKE REALTY 10

At or Above Average Portfolio Performance and Balance Sheet with Lower Risk – yet Discounted Relative Value AFFO Multiple NAV Premium / (Disc) 41.7x 29% 22% 24% 31.8x 32.4x 28.0x 27.6x 12% 6% DRE PLD FR EGP REXR DRE PLD FR EGP REXR FFO Multiple Debt-to-EBITDA(1)(2) 36.4x 5.1x 4.9x 4.9x 4.7x 26.5x 27.1x 26.1x 23.0x 3.1x DRE PLD FR EGP REXR DRE PLD FR EGP REXR S&P BBB+ A- BBB NR BBB Moody’s Baa1 A3 Baa2 Baa2 Baa3 Fitch NR A- BBB NR BBB Source: consensus FFO and AFFO estimates for 2021 per S&P GMI, as of 11/13/2020, exceptt DRE FFO is mid-point of guidance. Consensus AFFO on median basis to reduce excessive dispersion of individual analyst estimates within AFFO. NAV per Green St, 11/13. For credit ratios (Debt-to- Ebitda), (1) all peers are per 9/30/2020 Wells Fargo Credit research, except PLD Net Debt to EBITDA and Fixed Charge which are per 9/30/2020 company supplemental, excluding development gains, and DRE which is per our 9/30/2020 Q3 supplemental report, (2) Quarter annualized. WHY DUKE REALTY 11

MACROECONOMIC & SECULAR DRIVERS INDUSTRIAL SUPPLY-DEMAND FUNDAMENTALS

Pandemic Further Accelerating E-Commerce and Necessity for Resilience Across Entire Supply Chain

CONSUMER FREQUENCY AND PENETRATION EXPANDING

Online user penetration rate and frequency of online orders increasing; including an expanded age cohort of users.

EXPANDING CATEGORIES

Expanded purchase categories with grocery and furniture channels notably experiencing spike in adoption; e-Grocery expected to grow from about 3% of sales today to 25% by 2025, including an expanded need for freezer-cooler oriented facilities.

RE-SHORING

Re-shoring of manufacturing to North America should create need for more resources on-hand domestically; likely benefitting Southeast, Midwest and Texas

INVENTORY EXPANSION

Supply chain bottlenecks from economic shutdown and spike in demand from stay-at-home likely to increase inventory-to-sales ratio over time – expanding the needs for both B2B and B2C users. Supply chain experts predict up to 5% new facility square footage needed, with CBRE deriving 400 to 500 msf of aggregate demand over the next 10 years, but likely front loaded; E.g., wholesalers and 3PLs in particular can only store product onshore, with many expected to raise supply onshore guidelines from 15 days to 30-60 days going forward.

REVERSE LOGISTICS

Online returns rate frequently up to 30% of purchases. Post-pandemic trends should expand this already significant driver of modern facility space

Sources: CBRE and JLL

DukeREALTY MARKET FUNDAMENTALS 13

E-Comm Sales Growth Booming | E-comm Space Requirements Contributing to ~ 100M+ SF of Incremental Annual Demand Significant incremental E-commerce vs In-store sales demand for space (as of Q2 Census Bureau Report, + Q3 estimate) YOY % E-commerce requires approximately 45% $1B of e-commerce sales 39.4% E-COMMERCE requires approximately1.1M 2.5 times the square footage of (2) 35% SF of fulfillment space(1) logistics vs. bricks and mortar 25% 15% To keep up with e-comm growth(3) and per these approximate ratios, there is 5% IN-STORE 2.7% projected incremental demand of over -5% 600 million square feet through 2023 181 157 156 E-commerce Penetration 131 14.2% 96 82 81 66 51 57 41 10.9% 9.9% 9.1% 8.2% 7.3% 6.5% 5.9% 5.4% 4.9% 4.4% 2013 2015 2017 2019 2021 2023 (1) Metric per Green Street Oct 2020, adjusted down from 1.3M SF level previously. (2) per CBRE industrial research which indicates the historical algorithm of 3x SF metric has decreased to 2.5x due to better inventory systems, higher throughput of goods from increased consumer adoption, etc. (3) E-comm sales growth assumption for 2020 & 2021 uses a 20%/yr average of the Green Source: Retail sales (incl A&G) and Ecomm sales as of Q2 per Census Bureau; if exclude A&G, penetration rises from 14.2% to 20.1%. Street forecasted range for each year (36% and 7.3%, respectively), in order to smooth out the expected demand by users of space, Penetration projections per JLL July 2020. Sales growth rates in top graph are MRQ YoY. Q3 estimate derived from “advanced-read” monthly and then 16.5% in 2022, 13.6% in 2023 and 13.6% in 2024. Historical e-comm demand implied per actual ecomm sales. data, which uses a slightly different methodology than the Census Bureau quarterly, but DRE assumes a reasonable interim source. MARKET FUNDAMENTALS 14

Supply-Demand-Vacancy Set Up is Supportive of Continued Low Historical Vacancy and Positive Market Level Rent Growth Annual Demand & Vacancy* (MSF)* 320 9.7% peak GFC 10% 1 BILLION SF OF FUTURE DEMAND, 280 E-COMM LEASING VERY STRONG 240 8% Projected demand through 2025 per CoStar and JLL (~ 200 Average Vac - 6.6% 200M/yr). CBRE projects > 300M SF of demand in 2023. 160 6% 120 5.1% 80 VACANCY PEAK ~5.1% in 2020 4% 40 4.7% Demand Supply Supply 0 Demand (40) 2% (80) (120) 0% 2007 2009 2011 2013 2015 2017 2019 2021 Growth in Asking Rents (Y/Y)* MARKET LEVEL RENT GROWTH 7.4% REMAINS STRONG 6.1% 6.8% 6.4% 7% 5% 3.9% 3.0% 3.6% 2.9% 2.7% 3.1% 3.5% 3% 1% 0.2% DRE PORTFOLIO WELL (1%) POSITIONED to CAPTURE GROWTH (3%) -2.4% …DRE average in-place rents already 15%+ below (5%) -4.5% current market, coupled with growing underlying market (7%) rents = solid pricing power position. (see pages 18 & 19) (9%) -7.6% 2007 2009 2011 2013 2015 2017 2019 2021 Source: Data series per CBRE as of 3q20. 15 MARKET FUNDAMENTALS

Evolution of Amazon Distribution Network Growth Space Added(1) (millions SF) 120 DRE’s portfolio, development 100 platform and local/national 80 relationships are exceptionally well 60 positioned to capture e-commerce 40 growth opportunities from Amazon and others, from less than 100K to 20 1.0M+ square feet. 0 2008 2010 2012 2014 2016 2018 2020 “LAST MILE” (LM) FULFILLMENT CENTER SORTATION CENTER DELIVERY STATION Size & ~ 70-200K SF, 18’ - 36’ clear height (newer are 32’), Clear Height 400K – 1.2M SF, 36’-40’ clear height ~ 250K-650K SF, 32’-36’ clear height This newer prototype need 15ac of land for 600-800 cars/vans, or ~ 50% FAR Service N/A – provides zip code bundling sort for 5 to 45 minute drive time ~ 5 to 600 miles Range USPS, or to AMZ LM or Prime Now (i.e., ~ 0 to 30 miles) Source: MWPVL, CoStar, Duke Realty & Google satellite maps. (1) For annual space added, MWPVL tracks all projects, including proposed or under construction projects for the current year. Starting 2019, previous category names of “Delivery Stations” (now LM) and “Prime Now Hub” have been consolidated (bright blue color) due to significant expected expansion of newer “LM” prototype. MARKET FUNDAMENTALS 16

KEY NET OPERATING INCOME (NOI) DRIVERS Legacy Commerce Center (Brownfield development), Linden, NJ

Operating Metrics Supportive of Continued Growth NOI DRIVERS(1) 2020 SAME-PROPERTY NOI GUIDANCE BUILDUP 97.5% stabilized occupancy OCCUPANCY Contributing factors include magnitude of leasing 95.6% total occupancy (incl under development) from 2019 and a tenant space consolidation Total +1.0% 4.9% RENT GROWTH 30% GAAP | 14% cash -0.2% on 2nd GEN(2) +2.4% 6.0 years average remaining LEASE TERMS 2.5%-3.5% recently signed annual escalators +0.5% +1.0% SAME 5.5% 2020 YTD actual PROPERTY(“SP”) 4.9% 2020 mid-point guidance +0.2% NON - SAME 13% of Q3 2020 NOI not in SP pool PROPERTY 62% occupancy in non SP pool $897M development pipeline with future NOI (~$47.7M) …. reflects substantial NOI upside (1) Figures as of YTD 2020 (unless otherwise (2) Refers to space that has been noted). Occupancy stats on lease-up basis. previously occupied, including condition that previous tenant must have completed at least 12 months of lease term. NOI PERFORMANCE 18

Proven Net Operating Income Growth  ~11% 2017-2020 NOI CAGR  ~High single digit 2020 growth expected Additional $15M of future NOI beyond ‘20 Additional $19M of Additional $46M future NOI of future NOI beyond ‘20 beyond ‘20 ~$56M Incremental ~$1M 2020 Total NOI ~$692M ~$11M ~$2M ~$24M ~$8M -$1M -$13M ~$9M ~$15M 2019 Lease Rent Growth 2019 Free Rent Bad Debt 2020 Lease up Net 9/30/20 NOI $636M Escalators on 2nd Gen Development Burn Off Expense / Development Unstabilized Dispositions Development Stabilizations Defaults Stabilizations In-service (’19 & ‘20) Pipeline Growth from Stabilized Portfolio ~$59M Note: 2020 estimated NOI components and total 2020 NOI estimate contribute to the mid-point expectations of 2020 FFO/sh and AFFO growth guidance expectations, and are subject to a range of possible outcomes depending on the volume and timing of leasing, anticipated development deliveries and asset recycling, etc. NOI PERFORMANCE 19

1 Paddock Street (Amazon Last Mile), New Jersey Exit 10 Submarket (183,000 square feet) LOGISTICS ASSET STRATEGY / CAPITAL ALLOCATION

National Platform with Growing Diversification into Tier 1 Markets – Targeting >70% Exposure YE 2021 Seattle Market Exposure Minneapolis-St. Paul Trend & Goal Eastern Pennsylvania New Jersey YE 2021 T1 Chicago T1 2010 2020 Goal Columbus Northern T1 California Washington DC/ Other Baltimore Major T1 Indianapolis St. Louis Cincinnati Markets 70% Raleigh 65% Nashville Atlanta 37% Southern T1 California T1 Savannah 2021E Tier 1 Tier 2021E 2020 Tier 1 Tier 2020 2010 T1 2010 Dallas T1 Central Florida Houston South Florida T1 Concentration by GAV → $200MM – $399MM $400MM – $699MM $700MM – $999MM > $1B “T1” = Tier 1 Distribution Market, defined as major markets by population size and/or gateway port for domestic or global trade. GAV = Gross Asset Value as estimated by Duke Realty using actual or estimated NOI’s and using current cap rates. ASSET STRATEGY 21

Recent Capital Allocation Achieving Geographic Objectives and Strong Long Term Risk-Adjusted Returns

- Established track record of disposition-acquisition recycling and significant development volume, together driving geographic strategy closer to YE 2021 goal of 70% Tier 1 markets
- Sector leading development pre-leasing levels. Pre-leasing and build-to-suit lease terms across market types represents a balanced risk-adjusted capital deployment strategy.
- Development value creation margins and expected long term returns accretive to near and long term earnings growth, with lower overall risk due to high pre-leasing levels. Development long ***term returns exceed acquisition IRR's, with returns by market commen***surate with leasing risk.

(all totals or averages since Q1 2015) MARKETS	CAPITAL DEPLOYMENT- ACQ. & DISP.		CAPITAL DEPLOYMENT - DEVELOPMENT				
	Net Activity[1] ($MM's)	Expected IRR's[2]	Spec ($MM's)	BTS ($MM's)	BTS Lease term	Combined Prelease %	Est'd Value Creation
Coastal T1	$1,782	n/a	$1,305	$513	15	29%	30-35%
Non-Coastal T1	$(159)	n/a	$567	$413	12	44%	25-30%
Other Major Markets	$(1,214)	n/a	$559	$988	13	68%	15-20%
TOTAL	$408	5.75 - 7.00%	$2,431	$1,914	13	51%	25-30%

(1) Includes only industrial acquisitions and dispositions; (2) *Unlevered IRR's represent broad range of core through value*-add transaction types across 8 markets since 2019.

22

Diversity of Facility Types & Sizes AVG # OF % OF REPRESENTATIVE TOTAL SF LEASE ASSETS NOI DRE FACILITIES SIZE >= 500K 84 64 M 36% 582K SF 250- 500K 134 48 M 29% 225K SF 100- 250K 207 33 M 28% 64K SF BUILDING BUILDING RANGE SIZE <100K 89 6.5 M 7% 30K SF Note: portfolio breakdown represents in-service portfolio AVERAGE / 151.5M 144K (MEDIAN) SIZE: 295K (210K) ASSET STRATEGY 23

Modern Portfolio Performs Across All Sizes and Markets SIZE & SUBMARKETS Larger and mid-sized DRE assets have performed a bit better than smaller sizes, representing a selective submarket focus in major MSA’s. DRE portfolio generally larger and better geographically diversified than peer set, which in post-pandemic world appears to be an even greater strategic benefit CYCLE PERFORMANCE Proven experience that occupancy levels tend to stay higher in mid-to-large sized and newer properties in down cycle. This dynamic is playing out YTD 2020. GEOGRAPHIC EVOLUTION DRE’s recent strong rent growth almost exclusively from non-coastal markets. Significant rent growth upside when we begin to have more rollover of our coastal properties. DURABILITY & SAFETY Active build-to-suit development program drives longer lease terms. Lower capex results in lower risk, sustainable cash flow growth through all cycles. Embedded portfolio mark-to-market roughly 15% to 17%. ASSET STRATEGY 24

Focused Submarket Strategy | Modest Risk to Supply

79 Focused within submarkets out of 212 total nationally

<5% NOI exposure from higher supply submarkets[1], comprising roughly only 20 buildings

51 submarkets comprise 90% of NOI

<1% lease rollover through 2021 in higher supply submarkets[1]

TOP 6 MARKETS	% of TOTAL DRE NOI[2]	# of CBRE SUBMARKETS	DRE FOCUSED SUBMARKETS[3]	FOCUS SUBMARKET NOI %[2]	RENT GROWTH[2] IN FOCUS SUBMARKETS
Southern California	11.7	9	3	82%	46%
Chicago	8.6	17	4	81%	20%
New Jersey	8.6	24	4	85%	59%
South Florida	8.8	23	4	84%	29%
Atlanta	7.1	9	4	94%	18%
Dallas	6.8	9	3	87%	34%
Subtotal	51.7%	91	22	86%	34%

(1) Higher supply submarkets defined per a mix of current and trending metrics such as under construction % of supply, deliveries % of supply, vacancy rate, demand, labor and barriers to *entry; For South Atlanta, DRE's airport submarket assets deemed infill and* substantially insulated from nearby supply statistics, same for the inner NE Atlanta submarket (i.e., Duluth). Submarkets in this classification for DRE markets only, include Central PA, Far NE Atlanta, Far S. Atlanta, SE Houston and N. Houston. Lease rollover statistic on total company NOI. (2) NOI reflects stabilized NOI including projects under development. Rent growth by submarket a two year average (2018-3Q 2020). (3) *"Focused Submarkets" are defined as comprising 80% or more of DRE total market NOI.*

DukeREALTY

ASSET STRAEGY - SUBMARKETS

25

Durable & Strong Performance Across the Size Spectrum … + Low Capex Contributes to Strong Long Term AFFO Growth

Occupancy Performance by Size

(stabilized in-service)

More durable performance in >100K SF



"Trough" Occupancy
Q3 2020 Occupancy
98%
86%
97%
90%
97%
90%
98%
94%
98%
91%
<100K
100-249K
250-499K
>500K
Total

"Trough Occupancy" as of 2010. Size ranges above on a per square foot basis.

Rent Growth by Building Size

(1/1/19 – 9/30/20)

Strong and balanced growth across the size spectrum. Near term expectations similar to recent results.



17%
30%
30%
33%
29%
<100K
100-249K
250-499K
>500K
Total

Average Remaining Lease Term

Extended lease terms in larger facilities contributes to a lower beta, lower capex overall portfolio



4.5
4.8
5.4
7.5
6.0
<100K
100-249K
250-499K
>500K
Total

In-service buildings

Average TIs/LCs to NER[1]



14%
12%
11%
11%
12%
<100K
100-249K
250-499K
>500K
Total

Lower capex in mid- and large-facility sizes

(1) "Net Effective Rent ("NER") is the total rent excluding expense reimbursements collected over the life of a lease. Capex comprises second generation Tenant Improvements (TIs) and Leasing Commissions (LC's). (2010 - 2019)

Average Building Improvements[2]



-- Size Stratification --
$0.14
$0.11
$0.06
$0.03
$0.06
<100K
100-249K
250-499K
>500K
Total
-- Age Stratification --
$0.02
$0.08
$0.16
$0.06
0-10
10-20
20+
Total

(2) Capital costs to maintain the quality and functionality of a building - primarily roof, HVAC, parking and truck court replacements. (2010 - 2019)

Note: All size ranges above on a per square foot basis.

DukeREALTY ASSET STRATEGY 26

Turnpike Crossing Park, West Palm Beach, FL (6 buildings totaling 802,000 square feet) DEVELOPMENT A KEY GROWTH DRIVER

Development Strategic Advantages

(figures below since 1/1/2015, unless otherwise stated)

$794M average annual development starts since 2015

$1.7B infill[3] development starts

6.2% yields[2] | **~25-30%** value creation margins[1]

~$1.1B estimated value creation[1]

Up to 50% value creation margins, higher end typically from infill[3] projects

51% average pre-leased

Speculative: 9-month average lease up

Build-to-suit: 13-year average initial lease term

75% of land bank in coastal markets | **69%** repeat business; in-house construction & development a strategic advantage



(1) Value creation uses market cap rates at start date, with cap rate sources per CBRE and internal records; (2) Based on initial stabilized cash yield (3) *"infill" defined* as submarket locations which have characteristics such as lack of developable land, close proximity to major population center, or close proximity to a major airport or seaport. (see representative in-fill development case studies starting on page 43). Statistics on a five year average basis, other than land bank % which is latest quarter.

DukeREALTY

DEVELOPMENT

28

Development Pipeline - Relatively Low Risk, Tier 1 Focus PIPELINE $897M, MARGINS 2020 STARTS GUIDANCE 63% PRE-LEASED ~30% $650-800M Currently an active build-to-suit prospect list better than pre-Covid levels. Coupled with national operating team and leading track record on infill redevelopment, the platform is strategically well positioned to capture value creation. Seattle •190,000 SF spec development •0% pre-leased Pennsylvania •415,000 SF build-to-suit •100% pre-leased New Jersey •622,000 SF spec development •0% pre-leased Northern California •209,000 SF spec development •0% pre-leased New Jersey Columbus • 921,000 SF build-to-suit •357,000 SF build-to-suit •100% pre-leased •100% pre-leased Southern California •Three spec developments totaling 2.6 South Florida •222,000 SF spec development million SF Houston •72% pre-leased •0% pre-leased; Currently 42% leased •806,000 SF build-to-suit Atlanta •100% pre-leased •664,000 SF build-to-suit •100% pre-leased “Tier 1” = major markets by population size and/or gateway port for domestic or global trade DEVELOPMENT 29

DesLockport Moines 16328 Creek / 16410 21202, / 16508 24th Avenue (3 buildings, South, 803,000 Seattle, SF), WA I-55 Submarket, Chicago, IL (Two buildings totaling 512,000 square feet) LIQUIDITY AND CAPITAL STRATEGY

Capital Strategy . Disciplined use of $1.2B credit facility . Maintain high unencumbered asset pool . Conservative 65-75% AFFO payout ratio (1) . Operate at a high Baa1 / BBB+ level . Generate “funds available for reinvestment” Ratings Liquidity . Follow disciplined development practices with pre- leasing levels . Maintain strong and diverse lender relationships . Development pipeline Develop- Capital Access to 65% pre-leased ment Strategy Capital . Communicate regularly with investors . Will selectively consider spec projects in certain . Multiple types of capital markets Capital Liability available Fore- Manage- casting ment . Fund growth with cash on hand, “funds available for reinvestment after dividends”, opportunistic equity issuance, and moderate . Maintain well-balanced debt maturities increase in leverage levels and minimize use of variable-rate debt . High quality tenant base resulting in “best in . No significant debt maturities until 2023 class” rent collection rate during COVID-19 (1) Moody’s / S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. CAPITAL 31

Simplified and Disciplined Financial Profile Capitalization Net Debt to Fixed Charge (in $ millions at 9/30/20, excludes unconsolidated JV debt) EBITDA - TTM Coverage - TTM 5.6x Unsecured 5.5x Secured Debt 5.0x 5.0x Debt $75 $3,106 19% Common Equity 9/30/2020 2020 9/30/2020 2020 81% at Market Value Forecast Forecast $13,832 Ability to fund over $600M of growth without equity and Commitment to a strong credit profile maintain current ratings (Baa1 / BBB+) Fixed-Rate Borrower Balanced Debt Maturities 2% Fixed Rate Floating Rate 98% Conservative fixed rate borrower. Revolving credit facility the main source of floating rates. Ample liquidity with disciplined use of $1.2B credit facility CAPITAL 32

Funding Growth While Controlling Leverage Funded Average 2020 Leverage CIP(1) Yield(2) Forecast(3) Embedded EBITDA $605M X 6.0% X 5.0x = $182M creates leverage Unstabilized neutral growth Projects In-Service (4) funding $274M X 6.0% X 5.0x = $82M “Funds Available for Annual Funds Available for Reinvestment ~$175M Reinvestment” and cash fund growth Cash at September 30, 2020 $7M with no leverage impact Leverage Neutral Growth Funding $446M Additional leverage capacity in line with EBITDA “Gross Up” to 5.25x $176M company targets and well within current ratings level Growth funding without equity and maintain Baa1/BBB+(5) $622M (1) Construction in progress at September 30, 2020. (2) Represents average GAAP stabilized yield. (3) Represents 2020 forecast net debt to EBITDA - TTM at December 31, 2020. (4) Total occupancy of these projects is 36%. (5) Moody’s / S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. CAPITAL

Duke Realty is Baa1/BBB+(3) Rated but Credit Metrics are at “A” Quality Levels REITs with “A” ratings: Debt + Preferred Debt + Preferred Net Debt to Fixed Charge(1)(2) to Mkt Cap(1) to GA(1) EBITDA(1)(2) PSA 14% PLD 27% PSA 1.2 PLD 8.3 PLD 18% EQR 30% CPT 4.3 PSA 6.9 DRE 19% AVB 31% DRE 4.7 DRE 6.0 AVB 27% DRE 31% PLD 5.1 CPT 5.3 CPT 27% CPT 31% O 5.3 AVB 5.3 O 28% PSA 33% EQR 5.4 O 4.8 EQR 30% O 36% AVB 5.5 EQR 4.4 FRT 45% FRT 46% FRT 7.2 SPG 3.8 SPG 52% SPG 54% SPG 7.6 FRT 2.8 1) Companies are per 9/30/20 Wells Fargo Research except PLD Net Debt to EBITDA and Fixed Charge which are per 9/30/20 company supplementals and DRE which is per our 9/30/20 Q3 supplemental report. 2) Quarter annualized; (3) Moody’s / S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. CAPITAL 34

Solid AFFO Growth Throughout Major Repositioning | Recent AFFO & Dividend Growth High Single Digits

AFFO CAGR Track Record

8.5% 2017 – 2019

4.6 - 7.7% 2020 Guidance

Return of Capital

$2.9 Billion

Return of Capital
to shareholders
since 2010

Dividend Growth

+8.5%

Regular Dividend Increase
Q4 2020. Future increases expected
to correlate to AFFO growth

AFFO Outlook

Looking past 2020 and assuming a recovery, we continue to believe in potential for steady

High Single Digit AFFO Growth

Payout Ratio

65 to 75%

Conservative AFFO payout ratio
targeted range

AFFO / FFO Ratio

Best in class 90%

FFO converted to AFFO
reflective of high-quality, low capex portfolio and overall operating strategy. Comparative peers[(2)] - 800 bps lower on same ratio.

Note: AFFO outlook statement assumes stable economic conditions and market fundamentals. Annual net disposition activity (dispos less acquisitions) expected to be lower than previous years; actual results may vary.
- Historical or projected AFFO metrics on a share adjusted basis; 2020E based on effective DRE guidance mid-point.

(2) Three year average AFFO / CoreFFO ratio computed on a share adjusted basis as reported in company supplementals; *Removed disposition gains from AFFO (from land and development projects contributed to JV's or sold); EGP figure per* 2020 consensus AFFO Median / FFO consensus mean. Source: First Call. Peer Set EGP, FR, & PLD

DukeREALTY

AFFO & DIVIDENDS

35

CORPORATE RESPONSIBILITY USGBC® and the related logo are trademarks owned by the U.S. Green Building Council and are used with permission.

Green Initiatives More than $1.2B 76 87% LEED developments LEED projects of portfolio has energy tenant engagement since 2019 since 2008* efficient lighting initiative and energy performance monitoring  Commitment to 100% LEED certification on all new developments  November 2019 $400M Unsecured Green Bond Issuance Tied to Green Projects Note: Figure represents industrial, as well as previously owned office and medical office LEED projects since 2008. CORP RESPONSIBILITY 37

Commitment to Social and Governance Top 20% 50% 20% 8,400 women in upper diversity of indepen- governance and total hours management dent directors social rankings* volunteering • Annual board of directors elections ISS QualityScore** since 2002. By laws incorporate proxy access provision of “3% - 3 yrs - 20%”. Social • Incorporate elements of SASB disclosure framework in public filings. Governance • Community service, wellness and diversity & inclusion part of culture for 0 2 4 6 8 10 over 16 years. Lower Risk Higher Risk • Wellness program helps to reduce turnover and create G&A savings. Note: Figures represent 2019-2020 activities. *Ranked by Green Street Advisors and ISS. **ISS QualityScore based on four “pillars” - Board Structure, Shareholder Rights, Compensation and Audit. In aggregate, over 100 variables drive the composite score. Peer set for “G” S&P 500, for “S” is REIT GICS. CORP RESPONSIBILITY 38

Industry Recognitions & Affiliations • Gold winner of Nareit’s Dividends Through Diversity & Inclusion corporate award and individual award for Chairman and CEO • Gold winner of Brandon Hall Group’s Excellence Awards in the Best Inclusion and Diversity Strategy category • Global Real Estate Sustainability Benchmark (GRESB) member • 2020 Women on Boards for ten consecutive years • Best Places to work in Orange County (1st) and Dallas (11th) • American Heart Association’s Workplace Health Achievement Gold level winner four consecutive years • American Red Cross partner and Disaster Responder member Note: Information reflects 2019-2020 recognitions. CORP RESPONSIBILITY 39

Legacy Commerce Center (Brownfield development), Linden, NJ (3 buildings totaling $1.1 million square feet) WHY DUKE REALTY?

The Leading Domestic-Only Logistics REIT > 45 Years of Experience . Market leadership and trusted advisor to our customers with long-term relationships Leading Developer and . Portfolio suited for e-commerce and traditional distribution; concentrated in Tier 1 markets with newest portfolio in sector with low capex; strong tenants. Owner of State-of-the-Art Logistics Facilities . Best-in-class, vertically integrated development platform drives incremental growth . Expected rapid decline in supply, set up with historical lows in vacancy and secular demand Long Term Fundamentals . Shifting consumer habits creating growth ripple effect throughout the entire supply chain; Outlook Very Strong global pandemic boosting already high growth prospects . Ability to fund over $600 million of growth without equity and maintain Duke’s target Fortress Balance Sheet with leverage level Ample Liquidity for Growth . No significant debt maturities until 2023 . ‘17 – ‘19 AFFO growth 8.5%; portfolio durable to generate mid-to-high single digit Proven Financial Performance growth in AFFO through cycles and Strong Outlook . 8.5% dividend increase Q4 2020; with future increases correlated to AFFO growth . Recent monthly rent collections at top of peers – indicative of relative quality Responsible Corporate Citizen . Developed 55 LEED-certified facilities; 19 projects in progress of LEED certification. 100% LEED commitment with ESG Embedded in Culture for 3 Decades . Community service, wellness and diversity programs for over 16 years . Top-tier governance per ISS and Green Street WHY DUKE REALTY 41

Revised October 28, 2020

2020 Range of Estimates

(dollars in millions except per share amounts)

Metrics	2019 Actual	2020 YTD	Range of Estimates		Key Assumptions
			Pessimistic	Optimistic	
Net Income per Share Attributable to Common Shareholders - Diluted	$1.18	$0.35	$0.66	$0.88	- Previous guidance in a range of $0.63 to $0.87 per share. - Lower gains on property sales and higher depreciation expense in 2020 compared to 2019.
NAREIT FFO per Share Attributable to Common Shareholders - Diluted	$1.40	$1.00	$1.38	$1.44	- Previous guidance in a range of $1.35 to $1.43 per share. - Expense impact of internal leasing costs, $0.03 to $0.04 per share. - Total bad debt/collectability adjustments of $.02 per share in 2020.
Core FFO per Share Attributable to Common Shareholders - Diluted	$1.44	$1.11	$1.50	$1.54	- Previous guidance in a range of $1.48 to $1.54 per share. - Strong leasing activity and rent collections. - Midpoint estimate of $0.5 for Q4 bad debt expense.
Growth in AFFO - Share Adjusted	10.2%	7.0%	4.6%	7.7%	- Previous guidance in a range of 3.1% to 7.7%. - Strong leasing activity and rent collections. - Increased level of Q4 leasing capex for lease commencements.
Average Percentage Leased (stabilized portfolio)	98.1%	97.3%	97.3%	97.7%	- Previous guidance in a range of 96.5% to 97.9%. - Lower tenant default estimate from previous guidance. - Accelerated lease-up of spec developments.
Average Percentage Leased (In-service portfolio)	96.0%	96.7%	96.7%	97.1%	- Previous guidance in a range of 96.0% to 97.4%. - Increased leasing and minimal defaults. - Accelerated lease-up of spec developments.
Same Property NOI - Cash	4.7%	5.5%	4.7%	5.1%	- Previous guidance in a range of 3.5% to 4.5%. - Increased leasing and minimal defaults. - Strong rent growth. - Net effective NOI 2% to 2.5% lower, reflecting Q1 non-cash collectability reserve.
Building Acquisitions (Duke share)	$217	$112	$225	$325	- Previous guidance in a range of $50 to $250. - Coastal markets focus.
Building Dispositions (Duke share)	$494	$46	$250	$350	- Previous guidance in a range of $200 to $400.
Development Starts (JVs at 100%)	$1,086	$376	$650	$800	- Previous guidance in a range of $350 to $550. - Increased build to suit prospect list. - Speculative development starts in coastal markets.
Service Operations Income	$6	$5	$4	$6	- Previous guidance in a range of $2 to $6.
General & Administrative Expense	$61	$45	$59	$55	- 2019 included one-time technology costs. - Excludes severance costs from overhead restructuring.
Effective Leverage (Gross Book Basis)	30%	31%	33%	29%	
Fixed Charge Coverage (TTM)	5.2X	5.5X	5.3X	5.7X	
Net Debt to Core EBITDA (TTM)	4.6X	5.0X	5.2X	4.8X

Lockport 16328 / 16410 / 16508 (3 buildings, 803,000 SF), I-55 Submarket, Chicago, IL APPENDIX IN-FILL DEVELOPMENT CASE STUDIES

Infill Redevelopment — Northern New Jersey One Paddock Street | Avenel, NJ One Paddock St 185,071 SF • 2018 infill acquisition of 9.4 net acres brownfield land site approximately 2.5 miles from the Exit 12 interchange off I-95; strategically located within 30 minutes of NYC and 15 minutes of Newark International Airport and Port of New Jersey. • Successfully worked through site remediation contingencies and various government approvals. • Successfully leased site to Amazon in Q4 2019 for a brand new, 185k sf build-to-suit, delivery station with approximately 3 acres of extra parking for Amazon’s fleet storage, delivered in Q3 2020. • ~ 44% value creation DEVELOPMENT 44

Speculative Development - Inland Empire East Submarket SBD • Acquired 55 acres in Inland Empire East in Q4 2017 and began 2 year entitlement process. 9180 Alabama St. | 1,079,236 SF • In Q1 2020, commenced construction of a Redlands, California LEED® - Silver Certified, 1.1 million SF, speculative facility; supported by <5% submarket vacancy and numerous prospects in the market. • Preleased building in Q3 2020 ahead of scheduled delivery, to a wholesale and retail seller of imported goods for omni-channel distribution, including to the top e-commerce and physical store retailers. • ~50% value creation DEVELOPMENT 45

Infill Redevelopment – Northern New Jersey






1.3 MSF Redevelopment
Expected delivery Q4 2020

- Acquired 83 acre site in Northern New Jersey along the Garden State Parkway in Q2 2019 that was under contract for 2 years
- Successfully completed a remediation plan with government agencies; including demolishing an old steel manufacturing facility. Remediated the site and completed the entitlement process.
- Developing two industrial build-to-suits with a 20-year lease for a major home improvement retailer. Building 1 delivered Q3 2020 and Building 2 expected to be delivered Q4 2020.
- ~46% value creation


New York City
New Jersey 440 Toll Road Bridge
Building 1
332,800 SF
Building 2
921,100 SF
Steel Run Logistics Center | Perth Amboy, NJ
1,254,000 SF
LEED

DukeREALTY
DEVELOPMENT
46

Infill Redevelopment – Northern New Jersey

- As part of a large 2017 portfolio acquisition, DRE acquired the right to develop a 32 acre, prime infill “last mile” location in the Northern New Jersey Newark submarket
- Commenced development in late 2018 for 40’ clear height, speculative facility. In Q4 2019, facility delivered and leased for 12 years to a major e-commerce retailer.



Before
95
9
9



After
429 Delancy Street
662,000 SF Speculative Built
Delivered Q4 2019; 100% Leased
95
2 miles from Newark Intl. Airport
and Ports of Newark and Elizabeth
9
LEED

- 662,000 square foot fulfillment center being used for primarily last mile “quick delivery” for Northern NJ
- The modern building features are truly unique to the submarket.
  - In this submarket, only 7 of 733 facilities (4.1%) have > 30’ clear height and built after 1997.
- ~27% value creation



After

DukeREALTY
DEVELOPMENT
47

Infill Redevelopment – Southern California


13344 SOUTH MAIN STREET | 290,000 SF
Los Angeles, California
LEED



- Acquired Class C industrial building on 13-acre brownfield site in Q4 2018
- Located 7 miles from LAX and 10 miles from the Ports of LA and Long Beach
- Started 9-month environmental remediation and building demolition in Q2 2019; started 291,0000 SF speculative facility expected to deliver Q2 2021
  - Expected to achieve LEED® certification
- 225M SF of inventory in South Bay submarket with over 3SF net absorption YTD (Q2 was negative 257k); 1.7% submarket vacancy
- ~35% value creation expected


DOWNTOWN LA
12 miles
LAX
10 miles
105
110
W EL SEGUNDO BLVD
13344 South Main Street
291,000 SF
S BROADWAY ST
S MAIN ST
SAN PEDRO ST
Existing Class C Warehouse
E 135TH ST
LEGEND
ON/OFF RAMP
PORTS OF LOS ANGELES & LONG BEACH
12 miles
LEED

DukeREALTY
DEVELOPMENT
48

Infill Build-to-Suit Developments – Atlanta Airport 2929 ROOSEVELT HIGHWAY | 500,000 SF 1000 LOGISTICS WAY | 664,000 SF CAMP CREEK 4850 | 210,000 SF HWC Logistics Home Depot Porsche Cars NA Delivered Q2 2020 Expected delivery Q1 2021 Delivered Q1 2020 DEVELOPMENT 49

Infill Redevelopment – Northern New Jersey • Acquired 40 acre site in Northern New Jersey along the Exit 10 / I-287 Corridor in Q2 2019 • Successfully completed an environmental remediation plan and commenced construction in Q1 2020, with expected delivery in Q1 2021 • Submarket vacancy at 1 to 2%, representing a strong environment for lease-up • 50% value creation expected DEVELOPMENT 50

Speculative Development - Inland Empire East Submarket


4375 NORTH PERRIS BOULEVARD | 1,009,000 SF
Perris, California
LEED
CERTIFICATION

- In 2015 began 9-parcel land assemblage totaling 54 acres that spanned two different zoning classifications
- Extensive team patience and cooperation with local municipality and eight different land sellers, including community scholarship support and seller contract extensions
- Three years of team effort resulted in parcel rezonings and project entitlement to move forward
- In Q1 2019, commenced construction of a LEED®-certified, 1 million SF, speculative facility; supported by <5% submarket vacancy and numerous prospects in the market.
- Pre-leased for 100% of space to major e-commerce retailer
  - Delivered Q2 2020; value creation ~50%


Markham Street
Perris Boulevard
1)
2)
3)
4)
5)
6)
7)
8)
9)
1,930'
1,270'


MARKHAM ST.
PERRIS BLVD
BUILDING 1
1,008,646 S.F.

DukeREALTY
51

Infill Redevelopment – Northern California


48401 Fremont Boulevard
210,000 SF
Oakland
Dublin
Livermore Municipal Airport
Metropolitan Oakland International Airport
San Leandro
Hayward Air Terminal Airport
Hayward
Union
San Francisco International Airport
Newark
Milpitas
Moffett Federal Airfield
Palo Alto
Sunnyvale
San Jose International Airport
Santa Clara
San Jose
Cupertino
SAN FRANCISCO COUNTY
SAN MATEO COUNTY


Fremont Boulevard
Lakeview Boulevard
880
48401 Fremont Boulevard
210,000 SF

- In January 2019, acquired 12 acre site in Fremont, CA near I-880. Site was occupied by a 23-year old office/flex property. Received site plan approval in Q4 2019 and commenced demolition and grading work.
- In Q2 2020 began shell construction for a 209,000 SF, 36' clear speculative facility, with delivery expected Q1 2021.
- Submarket vacancy 5.5% with 5-year rent growth ~9.8% annually
- ~25% value creation expected


Before


After
LEED

DukeREALTY
DEVELOPMENT
52

Infill Redevelopments – Southern California Mid-Counties & South Bay Submarkets • 2015 infill acquisition of brownfield land site adjacent to existing Duke Realty facility 11600 Alameda St • Successfully completed a remediation plan with 201,000 SF government agencies, demolished an old manufacturing facility, remediated the site and completed the entitlement process 2700 East Imperial Hwy • Early 2017 commenced 201,000 SF spec development, 323,000 SF late 2017 signed lease for 100% of space • 80% value creation 5 7 Anaheim (7 miles) • 2015 infill acquisition of brownfield land site adjacent to existing Duke Realty facility 5 • Successfully worked through site remediation contingencies and various government approvals 16501 Trojan Way 498,000 SF • Late 2016 executed 477,000 SF build-to-suit project with UPS Logistics • Project delivered April 2018 to serve as last Ports of mile B2B and B2C facility for Orange and Los Angeles & Long Beach Los Angeles counties (15 miles) 16301 Trojan Way • 40% value creation 477,000 SF Los Angeles International Airport (LAX) (23 miles) DEVELOPMENT 53

Definitions Supplemental Performance Measures Funds from Operations (“FFO”): FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core Funds from Operations (“Core FFO”): Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. Adjusted Funds from Operations (“AFFO”): AFFO is defined by the Company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the Company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP supplemental performance measure, which is defined by NAREIT as net income (computed in accordance with GAAP), before interest, taxes, depreciation and amortization ("EBITDA") adjusted to exclude gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change of control, impairment charges related to real estate assets (including real estate assets incidental to our business) and to include share of EBITDAre of unconsolidated joint ventures. We believe EBITDAre to be most directly comparable to net income computed in accordance with GAAP and consider it to be a useful supplemental performance measure for investors to evaluate our operating performance and ability to meet interest payment obligations. Core EBITDA: Core EBITDA is defined by the Company as the EBITDAre, adjusted for the same reasons as Core FFO, to exclude gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, the expense impact of costs attributable to successful leasing activities, promote income and severance charges related to major overhead restructuring activities. Property Level Net Operating Income - Cash Basis ("PNOI"): PNOI is a non-GAAP performance measure, which is comprised of rental revenues from continuing operations (computed in accordance with GAAP) less rental expenses and real estate taxes from continuing operations, along with adjustments to exclude the straight line rental income and expense, amortization of above and below market rents, amortization of lease concessions and lease termination fees as well as an adjustment to add back intercompany rent. PNOI, as we calculate it, may not be directly comparable to similarly titled, but differently calculated, measures for other REITs. We believe that PNOI to be most directly comparable to income from continuing operations defined by GAAP and that PNOI is another useful supplemental performance measure, as it is an input in many REIT valuation models and it provides a means by which to evaluate the performance of the properties within our Rental Operations segments. Same Property Performance Net Operating Income ("SPNOI"): We evaluate the performance of our properties, including our share of properties we jointly control, on a "same property" basis, using PNOI with certain minor adjustments. The same property pool of properties is defined once a year at the beginning of the current calendar year, and includes buildings that were in the stabilized portfolio throughout both the current and prior calendar years in both periods. The same property pool is adjusted for dispositions subsequent to its initial establishment. SPNOI also excludes termination fees. SPNOI is a non-GAAP supplemental performance measure that we believe is useful because it improves comparability between periods by eliminating the effects of changes in the composition of our portfolio. . .

FFO, Core FFO and AFFO
(in thousands)

	2019 Actual	2018 Actual	2017 Actual	2016 Actual	2015 Actual
Net income attributable to common shareholders	$ 428,972	$ 383,729	$ 1,634,431	$ 312,143	$ 615,310
Add back:					
Noncontrolling interest in earnings of unitholders	3,678	3,528	15,176	3,089	6,404
Net Income Attributable to Common Shareholders-Diluted	$ 432,650	$ 387,257	$ 1,649,607	$ 315,232	$ 621,714
Reconciliation to Funds From Operations ("FFO")					
Net Income Attributable to Common Shareholders	$ 428,972	$ 383,729	$ 1,634,431	$ 312,143	$ 615,310
Adjustments:					
Depreciation and amortization	327,223	312,217	299,472	317,818	320,846
Joint Venture share of adjustments	(11,156)	(734)	(44,223)	(49,736)	13,336
Gains on real estate asset sales, net of taxes and impairments	(233,857)	(210,286)	(1,453,702)	(162,818)	(645,358)
Noncontrolling interest share of adjustments	(702)	(923)	11,023	(1,037)	3,197
NAREIT FFO Attributable to Common Shareholders - Basic	510,480	484,003	447,001	416,370	307,331
Noncontrolling interest in income of unitholders	3,678	3,528	15,176	3,089	6,404
Noncontrolling interest share of adjustments	702	923	(11,023)	1,037	(3,197)
NAREIT FFO Attributable to Common Shareholders - Diluted	$ 514,860	$ 488,454	$ 451,154	$ 420,496	$ 310,538
Loss on debt extinguishment, including share of unconsolidated joint ventures	6,320	388	26,104	35,526	85,713
Gains on involuntary conversion - unconsolidated joint venture	(3,559)	(3,897)	—	—	—
Non-incremental costs related to successful leases	12,402	—	—	—	—
Other income tax items	—	—	(7,685)	—	—
Overhead restructuring charges	—	—	—	—	7,422
Promote income	—	—	(20,007)	(26,299)	—
Acquisition-related activity	—	—	—	96	8,499
Core FFO Attributable to Common Shareholders - Diluted	$ 530,023	$ 484,945	$ 449,566	$ 429,819	$ 412,172
Adjusted FFO					
Core FFO - Diluted	$ 530,023	$ 484,945	$ 449,566	$ 429,819	$ 412,172
Adjustments:					
Straight-line rental income and expense	(20,724)	(26,037)	(17,328)	(17,107)	(23,232)
Amortization of above/below market rents and concessions	(7,566)	(2,332)	1,201	1,526	3,659
Recurring capital expenditures	(51,045)	(54,482)	(59,051)	(60,894)	(61,693)
Other	25,705	25,986	24,270	24,749	23,804
AFFO - Diluted	$ 476,393	$ 428,080	$ 398,658	$ 378,093	$ 354,710
Dividends Paid (Excluding Special Dividends)	$ 321,469	$ 294,233	$ 276,539	$ 257,820	$ 241,292
Special Dividends	$ —	$ —	$ 305,628	$ —	$ 69,055
Funds Available for Reinvestment	$ 154,924				

DukeREALTY

RECONCILIATION

Reconciliation of 2020 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 0.66 $ 0.88 Depreciation 0.94 0.92 Gains on land and property sales, net of impairment charges (0.24) (0.38) Share of joint venture adjustments 0.02 0.02 NAREIT FFO attributable to common shareholders - diluted $ 1.38 $ 1.44 Loss on debt extinguishment 0.09 0.09 Non-incremental costs related to successful leases 0.04 0.03 Other reconciling items (0.01) (0.02) Core FFO attributable to common shareholders - diluted $ 1.50 $ 1.54 SPNOI (unaudited and in thousands) Same Property Net Operating Income (Industrial Only) Three Months Ended September 30, 2020 September 30, 2019 Income from continuing operations before income taxes $ 71,520 $ 227,883 Share of property NOI from unconsolidated joint ventures 4,917 4,564 Income and expense items not allocated to segments 108,318 (61,216) Earnings from service operations (2,033) (2,315) Properties not included and other adjustments (28,034) (21,564) Same Property NOI $ 154,688 $ 147,352 Percent Change 5.0 % Nine Months Ended September 30, 2020 September 30, 2019 Income from continuing operations before income taxes $ 131,119 $ 351,221 Share of same property NOI from unconsolidated joint ventures 14,236 13,550 Income and expense items not allocated to segments 386,408 137,881 Earnings from service operations (4,810) (5,423) Properties not included and other adjustments (66,912) (61,284) Same Property NOI $ 460,041 $ 435,945 Percent Change 5.5 % RECONCILIATION